 As filed with the Securities and Exchange Commission on November 7, 2014

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________________

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1072256
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

3950 South Country Club Road, Suite 470
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan

(Full title of the plan)

Steve Reichling

Chief Financial Officer

Accelerate Diagnostics, Inc.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

(Name, address and telephone number, including area code, of agent for service)

Copies to: Daniel M. Mahoney Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	4,000,000 shares (1)	$22.51 (2)	$90,040,000	$10,462.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that may become issuable under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar adjustments.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices of the registrant’s common stock, as reported on the NASDAQ Capital Market, on November 4, 2014.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by Accelerate Diagnostics, Inc., a Delaware corporation the (“Registrant”), to register an additional 4,000,000 shares (“Additional Shares”) of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), which may be offered or sold under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”). The Additional Shares are being registered in addition to the Common Stock previously registered pursuant to a Registration Statement on Form S-8 filed on March 22, 2013 (No. 333-187439) (the “Prior Registration Statement”), pursuant to which the Registrant registered 1,677,500 shares of Common Stock for issuance under the 2012 Plan. The contents of the Prior Registration Statement are incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibit list in the Index to Exhibits is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on November 7, 2014.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Steve Reichling
Name:	Steve Reichling
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

The officers and directors of Accelerate Diagnostics, Inc., whose signatures appear below, hereby constitute and appoint Lawrence Mehren or Steve Reichling, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this registration statement on Form S-8, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lawrence Mehren Lawrence Mehren	President, Chief Executive Officer and Director (Principal Executive Officer, )	November 7, 2014
/s/ Steve Reichling Steve Reichling	Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2014
/s/ John Patience John Patience	Chairman of the Board	November 7, 2014
/s/ Jack Schuler Jack Schuler	Director	November 7, 2014
Matthew W. Strobeck, Ph.D.	Director
/s/ Frank J.M. ten Brink Frank J.M. ten Brink	Director	November 7, 2014
/s/ Mark C. Miller Mark C. Miller	Director	November 7, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of Accelerate Diagnostics, Inc. (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on November 13, 2012)
5.1	Opinion of Snell & Wilmer L.L.P. (filed herewith)
23.1	Consent of Comiskey & Company, P.C. (filed herewith)
23.2	Consent of Ernst & Young LLP (filed herewith)
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Accelr8 Technology Corporation 2012 Omnibus Equity Incentive Plan (incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on November 13, 2012)
99.2	First Amendment to Accelr8 Technology Corporation 2012 Omnibus Equity Incentive Plan (among other things, changing the name of the plan to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan) (incorporated by reference to Exhibit 99.2 of the Registration Statement on Form S-8 filed by Registrant on March 22, 2013)
99.3	Second Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (authorizing the increase in the total number of shares of Common Stock under the Plan by 4,000,000) (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2014)
99.4	Form of Nonqualified Stock Option Award Agreement (incorporated by reference to Exhibit 99.3 filed with the Registration Statement on Form S-8 (No. 333-187439) filed on March 22, 2013)
99.5	Form of Incentive Stock Option Award Agreement (incorporated by reference to Exhibit 99.4 filed with the Registration Statement on Form S-8 (No. 333-187439) filed on March 22, 2013)